EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DrugMax, Inc. (the “Company”) on Form 10-Q for the quarter ended July 2, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edgardo Mercadante, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Edgardo Mercadante
Edgardo Mercadante
Chief Executive Officer
August 16, 2005